EXHIBIT 99.1

Data Storage Corporation Reports 35% Increase in Revenue and Reports Profitability for the Third Quarter of 2023

MELVILLE, N.Y., November 14, 2023 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a provider of diverse business continuity solutions for disaster-recovery, cloud infrastructure, cyber-security, and IT services, today provided a business update and reported financial results for the three months ended September 30, 2023.

Chuck Piluso, CEO of Data Storage Corporation, stated, “We continue to witness additional benefits of our business growth initiatives that we have implemented over the last several months, which has resulted in revenue increasing 35% and achieving another quarter of profitability. Specifically, we launched a new sales and marketing initiative that is designed to capitalize on the growing demand for our products and services. This complements other strategic programs underway that are proving effective, as illustrated by our strong contract momentum. In fact, we continue to secure new contracts as well as expand our relationship with existing clients. For example, we recently announced expanding our relationship with a large sports and entertainment organization to provide additional services, validating our ability to serve clients as they grow. In addition, we have secured new contracts with clients that provide the opportunity to up-sell and cross-sell our solutions, all of which we believe will assist in driving revenue growth and long-term profitability.”

“We believe with continued execution of our strategic plan, we are well positioned for long-term growth and profitability, with a goal of maximizing value for our shareholders. In addition, we have maintained a strong balance sheet with over $11.5 million in cash and marketable securities enabling us to deploy capital efficiently and effectively to support our ongoing growth. Overall, we are extremely pleased with our progress to date and look forward to witnessing additional benefits of our initiatives over time.”

Conference Call

The Company plans to host a conference call at 10:00 am ET today, to discuss the Company’s financial results for the third quarter of 2023 which ended September 30, 2023, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-451-6152 for U.S. callers or for international callers +1-201-389-0879. A webcast of the call may be accessed at  https://viavid.webcasts.com/starthere.jsp?ei=1639002&tp_key=e9b4b7c660, or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through November 14, 2024. A telephone replay of the call will be available approximately three hours following the call, through November 21, 2023, and can be accessed by dialing 844-512-2921 for U.S. callers or + 1-412-317-6671 for international callers and entering conference ID: 13742036.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) is a family of fully integrated cloud-hosting, disaster-recovery, cyber security, and voice & data companies, built around technical asset investments in multiple regions, providing services to a broad range of domestic and global customers, including Fortune 500 clients, across a wide range of industries, such as government, education, and healthcare, with a focus on the rapidly growing, multi-billion-dollar business continuity market. A stable and emerging growth leader in cloud infrastructure support, DTST companies operate regional data center facilities across North America, sustainably servicing clients via recurring subscription agreements. Additional information about the Company is available at: www.dtst.com and on Twitter (@DataStorageCorp).

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward looking statements in this press release include statements such as continuing to witness additional benefits of the Company’s business growth initiatives, the Company’s new sales and marketing initiative capitalizing on the growing demand for the Company’s products and services, the Company’s other strategic programs underway proving effective, continuing to secure new contracts as well as expand the Company’s relationship with existing clients, new contracts providing the opportunity to up-sell and cross-sell the Company’s solutions, driving revenue growth and long-term profitability, being well positioned for long-term growth and profitability, maximizing value for shareholders, deploying capital efficiently and effectively to support the Company’s ongoing growth and witnessing additional benefits of the Company’s initiatives over time.. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to continue to grow its subscription-based services. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

[insert final tables]

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash	$993,388	$2,286,722
Accounts receivable (less allowance for credit losses of $49,460 and $27,250 in 2023 and 2022, respectively)	2,344,343	3,502,836
Marketable securities	10,531,921	9,010,968
Prepaid expenses and other current assets	872,033	584,666
Total Current Assets	14,741,685	15,385,192

Property and Equipment:
Property and equipment	7,540,204	7,168,488
Less—Accumulated depreciation	(4,801,184)	(4,956,698)
Net Property and Equipment	2,739,020	2,211,790

Other Assets:
Goodwill	4,238,671	4,238,671
Operating lease right-of-use assets	89,547	226,501
Other assets	48,437	48,437
Intangible assets, net	1,767,231	1,975,644
Total Other Assets	6,143,886	6,489,253

Total Assets	$23,624,591	$24,086,235

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,858,724	$3,207,577
Deferred revenue	259,542	281,060
Finance leases payable short term	266,937	359,868
Finance leases payable related party short term	323,808	520,623
Operating lease liabilities short term	90,979	160,657
Total Current Liabilities	3,799,990	4,529,785

Operating lease liabilities	—	71,772
Finance leases payable	79,652	281,242
Finance leases payable related party	60,769	256,241
Total Long-Term Liabilities	140,421	609,255

Total Liabilities	3,940,411	5,139,040

Commitments and contingencies (Note 6)	—	—

Stockholders’ Equity:
Preferred stock, Series A par value $0.001; 10,000,000 shares authorized; 0 and 0 shares issued and outstanding in 2023 and 2022, respectively	—	—
Common stock, par value $0.001; 250,000,000 shares authorized; 6,859,627 and 6,822,127 shares issued and outstanding in 2023 and 2022, respectively	6,860	6,822
Additional paid in capital	39,320,548	38,982,440
Accumulated deficit	(19,430,878)	(19,887,378)
Total Data Storage Corporation Stockholders’ Equity	19,896,530	19,101,884
Non-controlling interest in consolidated subsidiary	(212,350)	(154,689)
Total Stockholder’s Equity	19,684,180	18,947,195
Total Liabilities and Stockholders’ Equity	$23,624,591	$24,086,235

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Sales	$5,986,625	$4,419,285	$18,770,739	$17,904,233

Cost of sales	3,656,271	2,566,984	11,771,886	11,847,460

Gross Profit	2,330,354	1,852,301	6,998,853	6,056,773

Selling, general and administrative	2,316,213	2,075,525	6,918,982	7,129,595

Income (Loss) from Operations	14,141	(223,224)	79,871	(1,072,822)

Other Income (Expense)
Interest income (expense), net	143,597	(29,739)	318,968	(186,063)
Total Other Income (Expense)	143,597	(29,739)	318,968	(186,063)

Income (Loss) before provision for income taxes	157,738	(252,963)	398,839	(1,258,885)

Benefit from income taxes	—	—	—	—

Net Income (Loss)	157,738	(252,963)	398,839	(1,258,885)

Loss in Non-controlling interest of consolidated subsidiary	21,273	7,344	57,661	30,177

Net Income (Loss) attributable to Data Storage Corporation	$179,011	$(245,619)	$456,500	$(1,228,708)

Earnings per Share – Basic	$0.03	$(0.04)	$0.06	$(0.18)
Earnings per Share – Diluted	$0.02	$(0.04)	$0.06	$(0.18)
Weighted Average Number of Shares - Basic	6,847,264	6,822,127	6,834,811	6,759,247
Weighted Average Number of Shares - Diluted	7,246,250	6,822,127	7,212,048	6,759,247

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net Income (Loss)	$398,839	$(1,258,885)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	928,180	932,328
Stock based compensation	338,145	643,930
Changes in Assets and Liabilities:
Accounts receivable	1,158,493	373,201
Other assets	—	(63,023)
Prepaid expenses and other current assets	(287,368)	(331,618)
Right of use asset	136,954	145,853
Accounts payable and accrued expenses	(348,851)	147,487
Deferred revenue	(21,518)	(295,822)
Operating lease liability	(141,450)	(147,759)
Net Cash Provided by Operating Activities	2,161,424	145,692
Cash Flows from Investing Activities:
Capital expenditures	(1,246,996)	(62,564)
Purchase of marketable securities	(1,520,953)	—
Net Cash Used in Investing Activities	(2,767,949)	(62,564)
Cash Flows from Financing Activities:
Repayments of finance lease obligations related party	(392,287)	(644,209)
Repayments of finance lease obligations	(294,522)	(299,954)
Cash received for the exercised of options	—	6,935
Net Cash Used in Financing Activities	(686,809)	(937,228)

Decrease in Cash and Cash Equivalents	(1,293,334)	(854,100)

Cash and Cash Equivalents, Beginning of Period	2,286,722	12,135,803

Cash and Cash Equivalents, End of Period	$993,388	$11,281,703
Supplemental Disclosures:
Cash paid for interest	$48,471	$100,482
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Assets acquired by finance lease	$—	$1,094,051